EXHIBIT 1









                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 OPTIBASE LTD.,

                            VODKA ACQUISITION CORP.,

                           VIEWGRAPHICS, INCORPORATED,

                                   JOHN KROOSS

                        AND KROOSS 2000 CHILDREN'S TRUST

                                December 1, 2000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1 DEFINITIONS.........................................................2

        1.1      Defined Terms................................................2
        1.2      Cross Reference of Other Defined Terms.......................4

SECTION 2 THE MERGER..........................................................7

        2.1      The Merger...................................................7
        2.2      Effective Time...............................................7
        2.3      Effect of the Merger.........................................7
        2.4      Articles of Incorporation and Bylaws.........................7
        2.5      Directors and Officers.......................................7
        2.6      Effect on Capital Stock......................................8
        2.7      Escrow; Escrow Shares........................................9
        2.8      Shareholder Representative...................................11
        2.9      Dissenting Shares............................................12
        2.10     Surrender of Certificates....................................13
        2.11     No Further Ownership Rights in Company Common Stock..........14
        2.12     Lost, Stolen or Destroyed Certificates.......................14
        2.13     Accounting Consequences......................................14
        2.14     Taking of Necessary Action; Further Action...................15

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
        SHAREHOLDER...........................................................15

        3.1      Organization of the Company..................................15
        3.2      Company Capital Structure....................................15
        3.3      Authority................................................... 17
        3.4      No Conflict..................................................17
        3.5      Consents.....................................................17
        3.6      Company Financial Statements.................................18
        3.7      No Undisclosed Liabilities...................................18
        3.8      No Changes...................................................18
        3.9      Tax Matters..................................................21
        3.10     Restrictions on Business Activities..........................23
        3.11     Title of Properties; Absence of Liens and Encumbrances;
                 Condition of Equipment.......................................23
        3.12     Intellectual Property........................................24
        3.13     Agreements, Contracts and Commitments........................27
        3.14     Interested Party Transactions................................29
        3.15     Governmental Authorization...................................29
        3.16     Litigation...................................................29
        3.17     Inventories..................................................29

                                      -ii-

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                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
                                                                           ____

        3.18     Accounts Receivable.........................................29
        3.19     Minute Books................................................30
        3.20     Environmental Matters.......................................30
        3.21     Brokers' and Finders' Fees; Third Party Expenses............31
        3.22     Employee Benefit Plans and Compensation.....................31
        3.23     Insurance...................................................35
        3.24     Compliance with Laws........................................35
        3.25     Warranties; Indemnities.....................................35
        3.26     Complete Copies of Materials................................35
        3.27     Voting Agreements...........................................36
        3.28     Powers of Attorney..........................................36
        3.29     Representations Complete....................................36

SECTION 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...................36

         4.1      Organization, Standing and Power...........................36
         4.2      Authority..................................................37
         4.3      Capital Structure..........................................37
         4.4      No Conflict................................................37
         4.5      Consents...................................................38
         4.6      SEC Documents; Parent Financial Statements.................38
         4.7      No Undisclosed Liabilities.................................38
         4.8      Litigation.................................................39
         4.9      No Parent Material Adverse Effect..........................39

SECTION 5 CONDUCT PRIOR TO THE EFFECTIVE TIME................................39

         5.1      Conduct of Business of the Company.........................39
         5.2      No Solicitation............................................42
         5.3      Status as an S corporation.................................42
         5.4      Financial Statements.......................................42

SECTION 6 ADDITIONAL AGREEMENTS..............................................43

         6.1      Preparation of Information Statement.......................43
         6.2      Access to Information......................................43
         6.3      Confidentiality............................................44
         6.4      Expenses...................................................44
         6.5      Public Disclosure..........................................44
         6.6      Consents...................................................44
         6.7      Exemption from Federal Registration; California Blue Sky...44
         6.8      Company Options; Commission Filing.........................44
         6.9      Board of Directors.........................................44
         6.10     Termination of 401(k) Plan.................................45

                                     -iii-


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                              TABLE OF CONTENTS
                                  (continued)

                                                                           Page
                                                                           ____

         6.11     Employee Benefits..........................................45
         6.12     Employment-Related Matters.................................45
         6.13     Shareholder List...........................................45
         6.14     Shareholder Approval.......................................45
         6.15     Source Code................................................46
         6.16     FIRPTA Compliance..........................................46
         6.17     Reasonable Efforts.........................................46
         6.18     Notification of Certain Matters............................46
         6.19     Certain Tax Matters........................................47
         6.20     Additional Documents and Further Assurances................48

SECTION 7 CONDITIONS OF THE MERGER...........................................48

         7.1      Conditions to Obligations of Each Party to Effect the
                  Merger.....................................................48
         7.2      Conditions to the Obligations of Parent and Sub............48
         7.3      Conditions to Obligations of the Company and Principal
                  Shareholder................................................50

SECTION 8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION........51

         8.1      Survival of Representations, Warranties and Covenants......51
         8.2      Indemnification by Shareholders............................51
         8.3      Limitations on Indemnity...................................53
         8.4      Tax Indemnification........................................54

SECTION 9 TERMINATION, AMENDMENT AND WAIVER..................................55

         9.1      Termination................................................55
         9.2      Effect of Termination......................................55
         9.3      Amendment..................................................56
         9.4      Extension; Waiver..........................................56

SECTION 10 GENERAL PROVISIONS................................................56

         10.1     Notices....................................................56
         10.2     Interpretation.............................................58
         10.3     Counterparts...............................................58
         10.4     Entire Agreement; Assignment...............................58
         10.5     Severability...............................................58
         10.6     Other Remedies.............................................58
         10.7     Governing Law..............................................58
         10.8     Rules of Construction......................................59
         10.9     Attorneys' Fees............................................59

                                      -iv

                                INDEX OF EXHIBITS

Exhibit           Description
-------           -----------

Exhibit A         Voting Agreement

Exhibit B         Form of Krooss Employment Agreement

Exhibit C         Forms of Employment Agreement

Exhibit D         Form of Individual Shareholder Agreement

Exhibit E         Form Escrow Agreement

Exhibit F         Form of Agreement of Merger

Exhibit G         Form of Opinion from legal counsel to Company

Exhibit H         Forms of Opinion from legal counsels to Parent

                               INDEX OF SCHEDULES

1.1(h)      -    Employee Shareholders

1.1(q)      -    Non-Employee Shareholders

2.6(c)(2)   -    Option Grants

2.6(f)      -    Shareholder Loans

3.1         -    Directors and Officers of the Company

3.2(a)      -    Capitalization of the Company, including addresses of domicile of shareholders

3.2(b)      -    Company Options, including exercise price, vesting schedule,
                 ISO/NSO

3.3         -    Authority

3.4         -    Status, Repurchase Rights, Conflicts

3.5         -    Consents

3.6         -    Company Financial Statements

3.7         -    Liabilities

3.8         -    Changes since September 30, 2000

3.9         -    Tax Matters

3.9(b)(1)   -    List of Tax Returns

3.10        -    Restriction on Business Activities

3.11(a)     -    Real Property Leases

3.11(c)     -    Material Equipment Owned and Leased

3.12(b)     -    Registered Intellectual Property

3.12(g)     -    Licenses

3.12(h)     -    Agreements Regarding IP Infringement

3.13        -    Contracts

3.14        -    Interested Party Transactions

3.15        -    Government Authorization

3.16        -    Litigation

3.17        -    Inventories

3.18(a)     -    Accounts Receivable

3.18(b)     -    Customers, including aggregate business since 1999

3.19        -    Minute Books

3.20        -    Environmental Matters

3.21        -    Brokers and Finders; Expenses

3.22        -    Employee Benefit Plans/Compensation

3.22(b)     -    Company Employee Plans and Agreements; name and salary of
                 each employee

3.23        -    Insurance

3.24        -    Compliance with Laws

3.25        -    Warranties

3.26        -    Complete Copies of Materials

3.27        -    Voting Agreements

3.28        -    Powers of Agreement

3.29        -    Representations Complete

7.2(b)      -    Required Consents for Closing

                               AGREEMENT AND PLAN

                                       OF

                                 REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of December 1, 2000 by and among Optibase Ltd., an Israeli corporation ("Parent"), Vodka Acquisition Corp. ("Sub"), a Delaware corporation and a wholly-owned subsidiary of Optibase Inc., which in turn is a wholly-owned subsidiary of Parent, Viewgraphics Incorporated, a California S corporation (the "Company"), John Krooss, an individual ("Principal Shareholder"), and the Krooss 2000 Children's Trust, a California trust for the benefit of the Principal Shareholder's children, of which Anne Libbin is trustee (the "Trust").

     BACKGROUND A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of their respective companies and the shareholders of their respective companies that Parent acquire the Company through the statutory merger of Sub with the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Immediately prior to the Closing of the Merger, Parent shall pay ten million dollars (US $10,000,000) for all of the intellectual property assets of Company pursuant to that certain asset acquisition agreement ("Asset Acquisition Agreement"), dated as of the date hereof, among Parent, the Company and Principal Shareholder.

     C. Pursuant to the Merger, among other things, all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration upon the terms and conditions set forth herein.

     D. The Company and Principal Shareholder, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     E. Concurrently with, or as soon as practicable following, the execution and delivery of this Agreement, as material inducements to Parent and Sub to consummate the Merger pursuant to this Agreement, (i) the officers, directors and certain shareholders of the Company whose aggregate holdings represent more than 90% of the Company Common Stock will enter into a Voting Agreement in the form attached as Exhibit A (the "Voting Agreement") pursuant to which they agree
                 ---------
they will vote to approve the Merger; (ii) Principal Shareholder will enter into an Employment and Non-Competition Agreement with Parent in the form attached as Exhibit B (the "Krooss Employment Agreement"), which also contains transfer
---------
restrictions on the Parent Shares to be distributed to the Principal Shareholder (and the Trust will enter into an Individual Shareholder Agreement (as defined below) containing same conditions and restrictions); (iii) the shareholders who are employees of the Company listed on Schedule 1.1(h) will enter into
                                           ---------------
employment agreements (the "Employment Agreements") in substantially the form attached as Exhibit C; and (iv) each of the non-employee shareholders of the Company listed on Schedule 1.1(q) will enter into an agreement with the Company
                  ---------------
in substantially the forms attached hereto as Exhibit D ("Individual Shareholder
                                              ---------
Agreement").

     NOW, THEREFORE, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the terms below shall have
         -------------
the following meanings. Any of such terms, unless the context requires otherwise, may be used in singular or plural, depending upon the reference.

     (a) "Additional Escrow Shares" shall mean that number of Merger Shares
          ------------------------
otherwise distributable to the Principal Shareholder equal to four million dollars divided by the Closing Stock Price.

     (b) "Aggregate Consideration" shall mean the sum of: (i) the Cash
          -----------------------
Consideration; (ii) the value of the Merger Shares; and (iii) ten million dollars (US $10,000,000).

     (c) "Cash Consideration" shall mean twenty one million eight hundred eighty
          ------------------
five thousand four hundred and thirty seven dollars (US$21,885,437) reduced by:

         (1) any outstanding indebtedness of the Company to its bank lender or to any Shareholder or any affiliate of a Shareholder as of the Closing;

         (2) the amount of Third Party Expenses of the Merger in excess of $300,000; and

         (3) one half of any Israeli stamp tax owed in connection with the Merger, such amount not to exceed $150,000.

     (d) "Closing Shares" shall mean the number of shares of Company Common
          --------------
Stock and any vested and unexercised Company Options outstanding as of the Closing.

     (e) "Closing Stock Price" shall mean the average of the closing prices on
          -------------------
the Nasdaq National Market of the Parent Shares for the fifteen (15) trading days ending on the second last trading day prior to the date of Closing, as published at www.nasdaq.com.

     (f) "Company Common Stock" shall mean all shares of common stock, no par
          --------------------
value, of the Company.

     (g) "Company Options" shall mean all issued and outstanding options issued
          ---------------
pursuant to the Company's 1992 Stock Option Plan (the "Plan") to purchase Company Common Stock held by any person or entity.

     (h) "Employee Shareholders" refers to those employees of the Company listed
          ---------------------
on Schedule 1.1(h).

     (i) "Escrow Agent" shall mean American Stock Transfer & Trust Company.
          ------------
     (j) "Escrow Shares" shall mean that number of Merger Shares consisting of:
(1) the Holdback Shares; (2) all Merger Shares to be distributed to Non-Employee Shareholders pursuant to Section 2.6; (3) 377,825 Merger Shares otherwise distributable to the Principal Shareholder; and (4) the Additional Escrow Shares.

     (k) "Exchange Ratio" shall be (i) equal to the quotient of the number of
          --------------
Merger Shares divided by the number of Closing Shares and (ii) appropriately adjusted to fully reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Parent Shares occurring after the date hereof and prior to the Closing Date.

     (l) "GAAP" shall mean U.S. generally accepted accounting principles,
          ----
consistently applied.

     (m) "Holdback Shares" shall mean up to 50,000 of the Merger Shares to be
          ---------------
distributed to each Employee Shareholder pursuant to Section 2.6(a), which shall be subject to forfeiture pursuant to such Employee Shareholder's Employment Agreement with the Company.

     (n) "Knowledge" shall mean the actual knowledge of John Krooss, Randy
          ---------
Bambrough, John Howe and Brad Westmoreland and the knowledge that such person would have obtained of the matter represented after reasonable due and diligent inquiry under the circumstances.

     (o) "Material Adverse Effect" shall mean any change, event or effect (other
          -----------------------
than a general economic trend) that is materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations, value or capitalization of the Company or Parent, as applicable, taken as a whole.

     (p) "Merger Shares" shall mean 1,370,173 Parent Shares to be distributed to
          -------------
the Shareholders in connection with the Merger.

     (q) "Non-Employee Shareholders" refers to those shareholders of the Company
          -------------------------
listed on Schedule 1.1(q).

     (r) "Option Exchange Ratio" shall be equal to the quotient of (i) the
          ---------------------
quotient of (A) the sum of the Cash Consideration plus ten million dollars (US $10,000,000) plus the value of the Merger Shares based on the Closing Stock Price, divided by (B) the number of Closing Shares, divided by (ii) the Closing Stock Price, and (iii) appropriately adjusted to fully reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Parent Shares occurring after the date hereof and prior to the Closing Date.

     (s) "Parent Option" shall mean any option to purchase Parent Shares issued
          -------------
pursuant to the terms of Section 2.6(c) in connection with the substitution of a Company Option.


     (t) "Parent Shares" shall mean ordinary shares, nominal value NIS 0.13 per
          -------------
share, of Parent.

     (u) "SEC" shall mean the U.S. Securities and Exchange Commission.
          ---

     (v) "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

     (w) "Securities Exchange Act" shall mean the Securities Exchange Act of
          -----------------------
1934, as amended.

     (x) "Shareholder" shall mean each holder of Company Common Stock
          -----------
immediately prior to the Closing Date.

     (y) "Shareholder Representative" shall mean John Krooss.
          --------------------------

     (z) "Transfer Agent" shall mean American Stock Transfer & Trust Company.
          --------------

     1.2 Cross Reference of Other Defined Terms. Set forth below is a glossary
         --------------------------------------
of additional defined terms throughout this Agreement:


Definition                                            Location of Defined Terms
----------                                            -------------------------
Affiliate.......................................................Section 3.22(a)
Agreement..............................................................Preamble
Agreement of Merger.................................................Section 2.2
Asset Acquisition Agreement.....................................Background, (B)
Substituted Option............................................Section 2.6(c)(1)
Audit Forfeiture Shares..........................................Section 2.7(d)
Audited and Reviewed Financial Statements .........................Section 5.4
CCC.................................................................Section 2.1
Certificates....................................................Section 2.10(b)
Claim Notice.....................................................Section 8.2(c)

Definition                                            Location of Defined Terms
----------                                            -------------------------

Closing.............................................................Section 2.2
Closing Date........................................................Section 2.2
COBRA...........................................................Section 3.22(a)
Code..........................................................Section 2.6(c)(1)
Company................................................................Preamble
Company Authorizations.............................................Section 3.15
Company Employee Plan...........................................Section 3.22(a)
Company Intellectual Property...................................Section 3.12(a)
Conflict............................................................Section 3.4
Contract....................................................Section 3.13(a)(13)
Current Balance Sheet...............................................Section 3.6
Customer Information............................................Section 3.11(c)
Damages..........................................................Section 8.2(a)
Disclosure Schedule...................................................Section 3
Dissenting Shares...................................................Section 2.9
DOL.............................................................Section 3.22(a)
Effective Time......................................................Section 2.2
Election........................................................Section 6.19(d)
Employee Agreement..............................................Section 3.22(a)
Employee........................................................Section 3.22(a)
Employment Agreement...........................Background, (E); Section 3.22(a)
Environmental Permits...........................................Section 3.20(c)
Equipment.......................................................Section 3.11(c)
ERISA...........................................................Section 3.22(a)
Escrow Agent.....................................................Section 2.7(b)
Escrow Agreement.................................................Section 2.7(b)
FICA..........................................................Section 3.9(b)(2)
Financial Projections..............................................Section 3.29
Financial Statements................................................Section 3.6
FIRPTA Compliance Certificate......................................Section 6.16
FMLA............................................................Section 3.22(a)
FUTA..........................................................Section 3.9(b)(2)
Governmental Entity.................................................Section 3.5
Hazardous Material..............................................Section 3.20(a)
Hazardous Materials Activities..................................Section 3.20(b)
Indemnification End Date............................................Section 8.1
Indemnity Threshold..............................................Section 8.3(c)
Individual Shareholder Agreement................................Background, (E)
Intellectual Property...........................................Section 3.12(a)
Intellectual Property Rights....................................Section 3.12(a)
International Employee Plan.....................................Section 3.22(a)

Definition                                            Location of Defined Terms
----------                                            -------------------------

IRS.............................................................Section 3.22(a)
Key Employees...................................................Background, (D)
Krooss Employment Agreement.....................................Background, (E)
Liens.........................................................Section 3.9(b)(7)
Merger..........................................................Background, (A)
Multiemployer Plan..............................................Section 3.22(a)
NASD................................................................Section 4.5
Parent.................................................................Preamble
Parent Financial Statements.........................................Section 4.6
Parent Indemnified Party.........................................Section 8.2(a)
Parent Indemnity Claims..........................................Section 8.2(b)
Parent Material Adverse Effect......................................Section 4.1
Parent SEC Documents................................................Section 4.6
PBGC............................................................Section 3.22(a)
Pension Plan....................................................Section 3.22(a)
Plan.............................................................Section 1.1(g)
Pre-Closing Partial Period..........................................Section 8.4
Pre-Closing Tax Matters.........................................Section 6.19(a)
Pre-Merger Option Grants......................................Section 2.6(c)(2)
Principal Shareholders.................................................Preamble
PTO.............................................................Section 3.12(b)
Registered Intellectual Property Rights.........................Section 3.12(a)
Related Agreements..................................................Section 3.3
Returns.......................................................Section 3.9(b)(1)
Shareholder Representative.......................................Section 2.8(c)
Sub....................................................................Preamble
Surviving Corporation...............................................Section 2.1
Surviving Representation............................................Section 8.1
Tax.................................................................Section 3.9
Taxes...............................................................Section 3.9
Third Party Claim................................................Section 8.2(c)
Third Party Expenses.............................................Section 6.4(a)
Trust..................................................................Preamble
Updated Capitalization Certificate.................................Section 6.13
Voting Agreement................................................Background, (E)

                                   SECTION 2

                                   THE MERGER

     2.1 The Merger. At the Effective Time (as defined below) and subject to and
         ----------
upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporations Law and the California Corporations Code (the "CCC"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Optibase Inc. The surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation."

     2.2 Effective Time. Unless this Agreement is terminated earlier pursuant to
         --------------
Section 9.1, the closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Section 7 hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to as the "Closing Date." On the Closing Date, the parties shall cause the Merger to be consummated by filing an agreement of merger (or like instrument), in substantially the form attached hereto as Exhibit F, with the Secretary of State of the State of California and
          ---------
the Secretary of State of the State of Delaware (the "Agreement of Merger"), in accordance with the applicable provisions of the CCC (the time of acceptance by the Secretary of State of the State of California of such filing shall be referred to as the "Effective Time").

     2.3 Effect of the Merger. At the Effective Time, the effect of the Merger
         --------------------
shall be as provided in the applicable provisions of the Delaware General Corporate Law and the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4 Articles of Incorporation and Bylaws. Unless otherwise determined by
         ------------------------------------
Parent prior to the Effective Time, the Articles of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with the CCC and as provided in such Articles of Incorporation or Bylaws, as the case may be.

     2.5 Directors and Officers. Unless otherwise determined by Parent prior to
         ----------------------
the Effective Time, the directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, in accordance with the provisions of the CCC and the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     2.6 Effect on Capital Stock.
         -----------------------

     (a) Conversion of Company Common Stock. At the Effective Time, by virtue of
         ----------------------------------
the Merger and without any action on the part of the Sub, the Company or the holders of any securities of the Company, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 2.9) will be canceled and extinguished and converted automatically into the right to receive, upon surrender of the certificate(s) representing such share of Company Common Stock and upon the terms and subject to the conditions set forth in this Section 2.6 and throughout this Agreement, such amount of cash as set forth in paragraph (b) below and such number of Parent Shares equal to the product of one (1) multiplied by the Exchange Ratio.

     (b) Timing of Payment of Aggregate Consideration; Holdback Shares.
         -------------------------------------------------------------

         (1) At the Effective Time:

            (x) each Shareholder shall receive from the Parent for each share of Company Common Stock the amount of cash equal to the Cash Consideration divided by the number of Closing Shares, plus any cash payable in respect of fractional shares as provided in Section 2.6(f);

            (y) the Escrow Shares, including the Additional Escrow Shares, shall be placed with the Escrow Agent pursuant to the terms of the Escrow Agreement in substantially the form attached as Exhibit E;
                                   ---------

            (z) the Merger Shares other than the Escrow Shares will be distributed to the Shareholders.

     (c) Substitution of Parent Shares for Company Options.
         -------------------------------------------------

        (1) Immediately prior to the Closing, the Company shall cause all optionees to exercise all of their vested Company Options in connection with the Closing. At the Effective Time, each remaining Company Option granted under the Plan shall be deemed to constitute an option (a "Substituted Option") to acquire, on the same terms and conditions as were applicable under the Company Option, a number of Parent Shares equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Option Exchange Ratio (with the resulting number of shares being rounded down to the nearest whole share), at a price per Parent Share equal to the option exercise price (rounded up to the nearest whole cent) of the Company Option divided by the Option Exchange Ratio. It is the intent of the parties that the Substituted Options shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the extent such Company Options qualified as incentive stock options immediately prior to the Effective Time. After the Effective Time, Parent will issue to each holder of an outstanding Substituted Option a notice describing the foregoing substitution of such Substituted Option by Parent.

             (2) Set forth on Schedule 2.6(c)(2) is a list of option grants to
                              ------------------
purchase 432,500 shares of Company Common Stock to be made by the
Company, prior to the date hereof, to be updated as of the Closing, to certain of its employees (the "Pre-Merger Option Grants"). Such Schedule sets forth
(i) the name of the employee, (ii) the number of shares of Company Common Stock subject to the respective option, (iii) the exercise price per share and
(iv) the vesting schedule of the respective option, which vesting schedule shall match an employee's existing Company option vesting schedule. Any additions to Schedule 2.6(c)(2) following the date hereof shall be subject to
             ------------------
the final review and approval of the Parent.

             (3) Prior to the Effective Time, the Company will take all action necessary to effect the transactions anticipated by this Section 2.6(c).

         (d) Withholding Taxes. Any number of Parent Shares issuable pursuant to
             -----------------
Section 2.6(b) to any Shareholder shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of the Company) in connection with the acquisition of Company Common Stock upon the exercise of Company Options, if any, that had its vesting accelerated or the payment of a bonus in the form of capital stock of the Company, if any, by such Shareholder. For purposes of any such reduction, Parent Shares shall be valued at the Closing Stock Price.

         (e) Shareholder Loans. In the event that any Shareholder has
             -----------------
outstanding loans from the Company as of the Effective Time, the Company shall ensure that such loan is paid in full by the Shareholder at the Effective Time and the Cash Consideration shall be reduced by the amount of such payments. Such Shareholderloans are listed on Schedule 2.6(f). Parent agrees to pay or cause to
                               ---------------
the Company (or the Surviving Company) to pay immediately following the Closing any loans made by Shareholders or their affiliates to the Company which constitute a reduction to the Cash Consideration pursuant to Section 1.1(c).

         (f) Fractional Shares. No fraction of a Parent Share will be issued,
             -----------------
but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a Parent Share (after aggregating all fractional Parent Shares to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Stock Price.

         (g) Shares Subject to Vesting. If any shares of Company Common Stock
             -------------------------
issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option by the Company, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company, then the Merger Shares issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow), and the certificates representing such Merger Shares may accordingly be marked with appropriate legends in the discretion of Parent.

     2.7 Escrow; Escrow Shares.
         ---------------------

         (a) Escrow Shares. Concurrently with, or as soon as practicable
             -------------
following, the execution and delivery of this Agreement, the Company shall cause each Shareholder to execute and deliver either the Krooss Employment Agreement, the Employment Agreement or the Individual Shareholder Agreement in substantially the forms attached as Exhibits B, C and D, as applicable,
                                    ----------  -     -
pursuant to which, among other matters, (i) each Shareholder agrees to the placement of its Escrow Shares with the Escrow Agent; and (ii) each Employee Shareholder shall further acknowledge and agree that prior to the twelve (12) month anniversary of the Closing Date, if such Employee Shareholder shall voluntarily terminate his or her employment with the Surviving Company or his or her employment is terminated by the Surviving Company for Cause (as further set forth in the applicable Employment Agreement), such Employee Shareholder's Holdback Shares shall be forfeited and returned to Parent.

         (b) Prior to the Closing Date, Parent shall appoint the Escrow Agent and shall execute and deliver an escrow agreement in substantially the form attached hereto as Exhibit E (the "Escrow Agreement"). On the Closing Date,
                   ---------       ----------------
Parent shall deliver to the Escrow Agent a certificate representing the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent for the benefit of the Parent to secure each Shareholder's compliance with the Krooss Employment Agreement, Employment Agreement or the Individual Shareholder Agreement, as applicable and, on a non-exclusive basis, Parent Indemnity Claims pursuant to
Section 8.2 hereof. Except as otherwise expressly provided in this Agreement, the Escrow Shares shall not limit the amount of, and do not constitute the exclusive remedy for, any Parent Indemnity Claims. The Escrow Shares, other than the Additional Escrow Shares, shall be held by the Escrow Agent for a period of twelve (12) months after the Closing Date under the Escrow Agreement pursuant to the terms thereof. The Additional Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof until the third anniversary of the later of (i) the date on which the filing of the Company's (or the Surviving Company's) next income tax return is due and
(ii) the date on which such return is actually filed.

         (c) Upon the forfeiture of any Holdback Shares during the Escrow period pursuant to the terms of the Krooss Employment Agreement or the Employment Agreements, as the case may be, such forfeited Holdback Shares shall be returned to Parent.

         (d) In the event that the Company fails to obtain and deliver to Parent by December 31, 2000, the Audited and Reviewed Financial Statements (as defined in Section 5.4) pursuant to Section 5.4, an aggregate of that number of Escrow Shares equal to two million dollars ($2 million) divided by the Closing Stock Price, pro rata based on the aggregate number of Merger Shares to be received in the Merger by each Shareholder and subject to each Shareholder's right to substitute cash in the amount of the Closing Stock Price for each share to be forfeited, shall be returned to Parent on January 31, 2001 (the "Audit Forfeiture Shares").

         (e) Except to the extent of (i) any Holdback Shares forfeited by Shareholders to the Parent, (ii) any Audit Forfeiture Shares forfeited by Shareholders to the Parent; and (iii) any Escrow Shares returned to Parent in connection with any Parent Indemnity Claims which have been made and have been determined to be valid or not yet determined to be invalid pursuant to

Section 8.2 hereof, the Escrow Shares, other than the Additional Escrow Shares, shall be delivered to Shareholders in the name of such Shareholders promptly following the twelve (12) month anniversary of the Closing Date.

        (f) During the period in which the Escrow Shares are retained in escrow, the Shareholders shall be entitled to vote the Escrow Shares, and shall be entitled to receive dividends, if any, paid thereon pursuant to the terms of the Escrow Agreement.

        (g) Except to the extent of any Additional Escrow Shares returned to Parent in connection with any Parent Indemnity Claims relating to Section 3.9(b)(17) below which have been made and have been determined to be valid or not yet determined to be invalid pursuant to Section 8.2 hereof, the Additional Escrow Shares shall be delivered to the Principal Shareholder in the name of such Principal Shareholder promptly following the third anniversary of the later of (i) the date on which the next filing of the Company's (or the Surviving Company's) next income tax return is due and (ii) the date on which such return is actually filed.

         (h) The execution and adoption of this Agreement, the Krooss Employment Agreement, Employment Agreements and the Individual Shareholder Agreements and the approval of the Merger by the Shareholders shall constitute approval of the Escrow Agreement and of all arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow, the appointment of the Escrow Agent and the Shareholder Representative, and the forfeiture of the Holdback Shares.

     2.8 Shareholder Representative.
         --------------------------

        (a) Appointment. John Krooss shall be appointed as the Shareholder
            -----------
Representative and as such serve as and have all powers as agent and attorney-in-fact of each Shareholder, for and on behalf of such Shareholders to, among other things, give and receive notices and communications; to have authority to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any disputes involving any Parent Indemnity Claims made by the Parent and the retaining of Escrow Shares by the Parent thereunder; to sign receipts, consents, or other documents to effect the transactions contemplated hereby; and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. If the Shareholder Representative ceases to act as the Shareholder Representative for any reason, such Shareholder Representative or his agent shall notify the Parent of such Shareholder Representative's intent to resign as Shareholder Representative, and Shareholders entitled to receive a majority of the Escrow Shares (assuming no claim by the Parent has been made for any such Escrow Shares) shall, by written notice to the Parent, appoint a successor Shareholder Representative within 30 days. Notice or communications to or from any Shareholder Representative shall constitute notice to or from each of the Shareholders.

       (b) Successor Shareholder Representative. In the event of (i) the death
           ------------------------------------
or permanent disability of the Shareholder Representative, (ii) his, her or its resignation as a Shareholder Representative, or (iii) removal of the Shareholder Representative by Shareholders entitled to receive a majority of the Escrow Shares (assuming no claim by the Parent has been made for any such Escrow Shares), a successor Shareholder Representative shall be elected by Shareholders entitled to receive a majority of the Escrow Shares (assuming no claim by the Parent has been made for any such Escrow Shares). Each successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Representative, and the term "Shareholder Representative" as used herein shall be deemed to include successor Shareholder Representative.

         (c) No Liability. The Shareholder Representative may, in all questions
             ------------
arising under this Agreement and the Escrow Agreement, rely on the advice of counsel, and shall not be liable for any action taken or not taken as a Shareholder Representative in the absence of such Shareholder Representative's gross negligence or willful misconduct.

         (d) Authority. A decision, act, consent or instruction of the
             ---------
Shareholder Representative shall constitute a decision of all the Shareholders, and shall be final, binding and conclusive upon each of the Shareholders, and the Parent and the Company may rely upon any decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and all of the Shareholders. Parent and the Company are relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction. Although the Shareholder Representative shall not be obligated to obtain instructions from the Shareholders prior to any decision, act, consent or instruction, if, and to the extent that, the Shareholder Representative receives any written instructions from Shareholders entitled to receive a majority of the Escrow Shares held by the Escrow Agent, the Shareholder Representative shall comply with such instructions.

         (e) Expenses. The Shareholders shall share, on a pro rata basis in
             --------
relation to their holdings of Company Common Stock and Company Options, the cost of any attorney, accountants or other advisors retained by the Shareholder Representative in connection with any action taken or not taken as a Shareholder Representative. The Shareholder Representative shall be entitled to request in writing and the Parent shall withhold from any escrow payments to the Shareholders, upon such request, amounts payable to attorney, accountants or other advisors which amounts shall be paid to such individuals or the Shareholder Representative, as set forth in the request submitted by the Shareholder Representative.

     2.9 Dissenting Shares. Notwithstanding any other provisions of this
         -----------------
Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Chapter 13 of the CCC who has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration set forth in Section 2.6 hereof, but the holder shall only be entitled to such rights as are provided by the CCC.

         (a) Notwithstanding the provisions of Section 2.9(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under the CCC, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration set forth in Section 2.6 hereof, without interest thereon, upon surrender of the certificate(s) representing such shares.

     (b) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the CCC, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of Section 8 hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares.

     2.10 Surrender of Certificates.
          -------------------------

          (a) Parent to Provide Cash Consideration and the Merger Shares.
              ----------------------------------------------------------
Promptly after the Effective Time, Parent shall make available to its
Transfer Agent for exchange in accordance with this Section 2, the Cash Consideration and Merger Shares issuable pursuant to Section 2.6 in exchange for outstanding shares of Company Common Stock; provided, however, that on behalf of
                                            -----------------
the Shareholders, Parent shall deposit into Escrow the Escrow Shares out of the aggregate number of Merger Shares otherwise issuable to the Shareholders pursuant to Section 2.6.

     (b) Exchange Procedures. At the Effective Time, Parent shall cause the
         -------------------
Transfer Agent to mail, or otherwise deliver, to each holder of record a certificate(s) which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted into the right to receive Cash Consideration and Merger Shares pursuant to Section 2.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Transfer Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration and certificate(s) representing Parent Shares. Upon surrender of Certificates for cancellation to the Transfer Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor Cash Consideration and certificate(s) representing the number of whole Parent Shares, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of Cash Consideration and the number of full Parent Shares into which such shares of Company Common Stock shall have been so converted.

     (c) Distributions With Respect to Unexchanged Shares. No dividends or other
         ------------------------------------------------
distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificates with respect to the Parent Shares represented thereby until the holder of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Transfer Agent shall deliver to the record holder thereof, without interest, Cash Consideration and certificate(s) representing whole Parent Shares issued in exchange therefor.

     (d) Transfers of Ownership. If any Cash Consideration and certificate for
         ----------------------
Parent Shares is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the payment of Cash Consideration and the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (e) No Liability. Notwithstanding anything to the contrary in this Section
         ------------
2.10, neither the Transfer Agent, the Surviving Corporation, the Parent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.11 No Further Ownership Rights in Company Common Stock. The Cash
          ---------------------------------------------------
Consideration and the Merger Shares paid in respect of the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid with respect to fractional Parent Shares) shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

     2.12 Lost, Stolen or Destroyed Certificates. In the event any certificates
          --------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Transfer Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, Cash Consideration and such Parent Shares as may be required pursuant to Section 2.6 hereof; provided, however, that Parent may, in its
                                -----------------
discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Transfer Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     2.13 Accounting Consequences. The parties intend that the Merger shall be
          -----------------------
treated as a purchase for accounting purposes.

     2.14 Taking of Necessary Action; Further Action. If at any time after the
          ------------------------------------------
Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   SECTION 3

                        REPRESENTATIONS AND WARRANTIES OF
                    THE COMPANY AND THE PRINCIPAL SHAREHOLDER

     The Company and Principal Shareholder hereby represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company and Principal Shareholder to Parent and Sub (the "Disclosure Schedule") and dated as of the date hereof as follows (such Disclosure Schedule may be updated by the Company and the Principal Shareholder subject to the consent and the approval of Parent, as of the Closing Date):

     3.1 Organization of the Company. The Company is an S corporation duly
         ---------------------------
organized, validly existing and in good standing under the laws of the California. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Schedule 3.1 lists the directors and officers of the Company. The Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control of, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     3.2 Company Capital Structure. The authorized capital stock of the Company
         -------------------------
consists of 20,000,000 shares of capital stock, of which 10,000,000 shares are designated Company Common Stock and 10,000,000 shares are designated Preferred Stock. There are no shares of Preferred Stock outstanding as of the date hereof, there has never been any shares of Preferred Stock actually or effectively issued since the date of incorporation of the Company, and 5,917,625 shares of Company Common Stock are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth on Schedule
                                                                  --------
3.2(a). Assuming the same total capitalization as on the date hereof, the total
------
number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, including without limitation the exercise of all vested Company Options and warrants) will be as set forth in Schedule 3.2(a). The
                                                      ---------------
Company Common Stock is held by the persons with the domicile addresses and in the amounts set forth on Schedule 3.2(a). All outstanding
                         ---------------
shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Common Stock, Company Common Stock issued upon exercise of Company Options and warrants and Company Options and warrants have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company) in compliance with all applicable federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding. The requisite vote required to approve the Merger under applicable law, the Company's Articles of Incorporation, Bylaws and any other agreement to which the Company or any other Shareholder is bound is the holders of a majority of the outstanding Company Common Stock. Holders of more than 75% of the outstanding shares of Company Common Stock have executed the Voting Agreement as of the date hereof.

        (a) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 2,909,250 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Plan, of which (i) 1,937,325 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plan, and (ii) 917,625 shares have been issued, as of the date hereof, upon the exercise of options granted under the Plan. Schedule 3.2(b)
                                                             ---------------
sets forth (i) for each outstanding Company Option, the name of the holder of such Option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such Option, the exercise price of such Option, the vesting schedule for such Option, including the extent vested to date and whether the vesting of such Option will be accelerated by the transactions contemplated by this Agreement, and whether such Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code, and (ii) for each right to repurchase shares in favor or the Company, the name of the Shareholder, the number of shares of Company Common Stock subject to repurchase by the Company, the price at which such shares maybe repurchased, the schedule by which such repurchase right lapses, including the extent to which such repurchase right has lapsed to date and whether the lapsing of the repurchase right will be accelerated by the transactions contemplated by this Agreement. Except as described above, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except for the Voting Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Common Stock and all rights to acquire or receive any shares of Company Common Stock, whether or not such shares of Company Common Stock are outstanding.

     3.3 Authority. The Company, Principal Shareholder and the Trust have all
         ---------
requisite power and authority to enter into this Agreement and any Related Agreements (as defined below) to which they are party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company and/or Principal Shareholder or the Trust is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, Principal Shareholder and the Trust, and no further action is required on the part of the Company, Principal Shareholder and/or the Trust to authorize the Agreement or any Related Agreements to which they are party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the Shareholders. As of the date hereof, this Agreement and the Merger have been unanimously approved by the Board of Directors of the Company and such Board of Directors will recommend to the Shareholders to vote in favor of this Agreement, the Merger and the transactions contemplated thereby. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding is the only vote of the holders of any of Company's Common Stock necessary under the Articles of Incorporation, as amended to date, and CCC to approve this Agreement and the transactions contemplated hereby. This Agreement and any Related Agreements to which the Company and/or Principal Shareholder and/or the Trust is a party has been duly executed and delivered by the Company, the Principal Shareholder or the Trust, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, Principal Shareholder and the Trust, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For the purposes of this Agreement, the term "Related Agreements" shall mean the Voting Agreement, the Agreement of Merger, the Escrow Agreement, the Individual Shareholder Agreements, the Krooss Employment Agreement, the Employee Agreements and any other agreements to which the Company, the Principal Shareholder, the Trust or any Key Employee is a party or that it enters into in order to consummate the transactions contemplated thereby.

     3.4 No Conflict. The execution and delivery by the Company, Principal
         -----------
Shareholder and the Trust of this Agreement and any Related Agreement to which the Company, and/or Principal Shareholder and/or the Trust is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company, each as amended to date, (ii) any Contract to which the Company or any of its properties or assets (including intangible assets), or to which Principal Shareholder, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets, or applicable to Principal Shareholder or the Trust.

     3.5 Consents. No consent, waiver, approval, order or authorization of, or
         --------
registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company or Principal Shareholder in connection with the execution and delivery of this Agreement, any of the Related Agreements to which the Company or Principal Shareholder is a party, or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Agreement of Merger with the Secretary of State of the State of California, and (iii) the approval of this Agreement and the transactions contemplated hereby by the Shareholders.

     3.6 Company Financial Statements. Schedule 3.6 sets forth the Company's
         ----------------------------  ------------
unaudited financial statements for the fiscal years ended December 31, 1999 and December 31, 1998, for the nine-month period ended September 30, 2000 and the related statements of income (collectively, the "Financial Statements"). The Financial Statements are correct in all material respects and have been prepared in accordance with GAAP (except for the absence of footnotes disclosure and except as noted in Schedule 3.6) consistently applied on a basis consistent
                   ------------
throughout the periods indicated and consistent with each other. The Financial Statements present fairly the financial condition and operating results of the Company (and its predecessors) as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of September 30, 2000 is referred to hereinafter as the "Current Balance Sheet." Company maintains and will continue, prior to the Effective Time, to maintain a standard system of accounting established and administered in accordance with GAAP.

     3.7 No Undisclosed Liabilities. The Company has no liabilities,
         --------------------------
indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) have not been adequately reflected in the Current Balance Sheet, or (ii) have not arisen in the ordinary course of business consistent with past practices since September 30, 2000 and which are not, individually or in the aggregate, material.

     3.8 No Changes. Since September 30, 2000, there has not been, occurred or
         ----------
arisen any:

        (a) transaction by the Company except in the ordinary course of business consistent with past practices;

        (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

        (c) capital expenditure or capital expenditure commitment by the Company exceeding $25,000 individually or $100,000 in the aggregate;

        (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

        (e) destruction of, damage to or loss of any material assets or material business or loss of any material customer of the Company (whether or not covered by insurance);

        (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

        (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

        (h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (i) revaluation by the Company of any of its assets;

        (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock (or options or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options and distributions to Shareholders for income tax purposes pursuant to Section 5.1(f);

        (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

        (l) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is party or by which it or any of its assets are bound;

        (m) sale, lease or other disposition of any of the material assets or material properties of the Company or any creation of any security interest in such material assets or material properties;

        (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

        (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

        (p) the commencement, settlement, notice or, to the Knowledge of the Company, or Principal Shareholder, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

        (q) notice to the Company, or to the knowledge of the Company any Shareholder, director or officer of the Company, of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 3.12 below) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 3.12 below);

        (r) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Common Stock, any other form of capital stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, any other form of capital stock, or any securities, warrants, options or rights to purchase any of the foregoing;

        (s) (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

        (t) agreement or modification to agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

        (u) hiring or termination of employees of the Company;

        (v) event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company; or

        (w) agreement by the Company or any officer or employees on behalf of the Company to do any of the things described in the preceding clauses (a) through (v) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     3.9 Tax Matters.
         -----------

        (a) Definition of Taxes. For the purposes of this Agreement, the term
            -------------------
"Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and
(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) Tax Returns and Audits.
            ----------------------

           (1) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

          (2) As of the Effective Time, the Company (A) will have timely paid all Taxes it is required to pay and withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

         (3) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (4) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination. There has been no correspondence or communications between the Company and any Tax authority that will or may reasonably be expected to result in an increase of Taxes previously reported.

         (5) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

         (6) The Company has made available to Parent, its legal counsel and its accountants, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

         (7) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

         (8) Neither the Company nor Principal Shareholder has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

         (9) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

         (10) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

         (11) The Company is not party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

         (12) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected in all material respects on the Company's tax books and records.

         (13) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

         (14) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company or Principal Shareholder, informally by any tax authority to the Company or any representative thereof.

         (15) The Company has (a) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company),
(b) no liability for the Taxes of any person (other than Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

         (16) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement, or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (17) The Company (and any predecessor of the Company) was qualified to make the S corporation election at the time of its election, and has been a validly electing S corporation within the meaning of Section 1361 of the Code at all times since incorporation of the Company for U.S. federal and state tax purposes.

        (c) Executive Compensation Tax. There is no contract, agreement, plan or
            --------------------------
arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment as a result of or in connection with the Merger of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     3.10 Restrictions on Business Activities. There is no agreement
          -----------------------------------
(non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     3.11 Title of Properties; Absence of Liens and Encumbrances; Condition of
          ------------------------------------------------------
Equipment. The Company owns no real property, nor has it ever owned any real property. Schedule 3.11(a) sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Knowledge of the Company or Principal Shareholder, by any other party.

        (a) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially, or interfere with the present use, of the property subject thereto or affected thereby.

        (b) Schedule 3.11(c) lists all material items of equipment (the "Equipment") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

        (c) The Company has sole and exclusive ownership, free and clear of any Liens (as defined in Section 3.9(b)(7)), of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     3.12 Intellectual Property.
          ---------------------

         (a) Definitions. For all purposes of this Agreement, the following
             -----------
terms shall have the following respective meanings:

     "Intellectual Property" shall mean any or all of the following (i) works of
      ---------------------
authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, development tools, documentation, designs, files, records, data and all media on which any of the foregoing is recorded, all Web addresses, sites and domain names, and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections, customer lists and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, Web addresses and sites, (vii) tools, methods and processes, and (viii) all instantiations and disclosures of the foregoing in any form and embodied in any media and all documentation related to the foregoing.

     "Intellectual Property Rights" shall mean common law and statutory rights
      ----------------------------
worldwide associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information,
(iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) logos, common law trademarks and service marks, trademark and servicemark registrations and applications and application therefor and all goodwill associated therewith throughout the world, and (vii) divisions, continuations, continuations-in-part, renewals, reissuances, provisionals, and extensions of the foregoing (as applicable), all mask works, mask work registrations and applications therefor throughout the world.

     "Company Intellectual Property" shall mean any Intellectual Property and
      -----------------------------
Intellectual Property Rights that are owned by or exclusively licensed to the Company.

     "Registered Intellectual Property Rights" shall mean Intellectual Property
      ---------------------------------------
Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority anywhere in the world.

        (b) Schedule 3.12(b) lists all Registered Intellectual Property owned,
            ----------------
in whole or in part, by, or filed in the name of, the Company and lists any proceedings or actions before any court tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

        (c) Each item of Company Intellectual Property, including without limitation all Company Registered Intellectual Property listed in Schedule
                                                                  --------
3.12(b) and all Intellectual Property licensed to the Company, is free and clear
-------
of any Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

        (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid or otherwise sought to obtain rights thereon, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

        (e) Except as provided in the Asset Acquisition Agreement, the Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

        (f) Other than Intellectual Property Rights acquired pursuant to "shrink-wrap" and similar widely available binary code and commercial end-user licenses, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including without limitation the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). Consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of the Company in any Company Intellectual Property.

        (g) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, Schedule 3.12(g) lists all contracts,
                                  ----------------
licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights, provided that certain of such contracts, licenses and agreements have been sold or assigned under the Asset Acquisition Agreement. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

        (h) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, Schedule 3.12(h) lists all contracts,
                                  ----------------
licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

        (i) The operation of the business of the Company as it currently is conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company has not, does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has received no notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or the Principal Shareholder aware of any basis therefor).

        (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within 60 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property Rights. For each product, technology or service of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the United States Copyright Office. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

        (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or Principal Shareholder regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

        (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Sub by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which the Company is a party, will result in: (i) Parent, Sub or the Company granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent, Sub or the Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) Parent, Sub or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

        (m) To the Knowledge of the Company and Principal Shareholder, no person is infringing or misappropriating any Company Intellectual Property.

        (n) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee and consultant to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees and consultants of the Company have executed such an agreement in substantially the Company's standard form. A copy of all such executed agreements has been delivered to Parent.

        (o) No Company Intellectual Property or Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

        (p) To the Knowledge of the Company and Principal Shareholder, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.


        (q) None of the Company Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any Governmental
Entity.

     3.13 Agreements, Contracts and Commitments. The Company is not party to nor
          -------------------------------------
is it bound by:

         (1) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

         (2) any agreement or plan, including without limitation any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (3) any fidelity or surety bond or completion bond;

         (4) any lease of personal property having an annual rental rate in excess of $25,000 individually or $100,000 in the aggregate;

         (5) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate;

         (6) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

         (7) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

         (8) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate;


         (9) any construction contracts;

         (10) any dealer, distribution, joint marketing or development agreement;

         (11) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

         (12) any other agreement, contract or commitment that involves $25,000 individually or $100,000 in the aggregate or more and is not cancelable without penalty within 30 days.

         (13) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which it is a party or by which it is bound (collectively a "Contract"), nor is the Company or Principal Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder, nor is any party obligated to the Company pursuant thereto subject to any default thereunder. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification, limitation or alteration after the Effective Time. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     3.14 Interested Party Transactions. No officer, director or, to the
          -----------------------------
Knowledge of the Company or Principal Shareholder, Shareholder has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 3.14.

     3.15 Governmental Authorization. Each consent, license, permit, grant or
          --------------------------
other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company, except for such Company Authorizations the failure to obtain, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company Authorizations are in full force and effect, and shall remain in full force and effect without modification after the Closing, and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     3.16 Litigation. There is no action, suit, claim or proceeding of any
          ----------
nature pending, or to the Knowledge of the Company or Principal Shareholder, threatened against the Company, its properties (tangible or intangible) or any of its officers or directors, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company or Principal Shareholder, threatened against the Company, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

     3.17 Inventories. The inventories set forth in the Current Balance Sheet
          -----------
were properly stated therein at the lesser of cost or fair market value determined in accordance with GAAP consistently maintained and applied by the Company; provided, however, that the financial audit concurrently being conducted by the Company may result in changes to the stated inventory. Since the date of the Current Balance Sheet, the inventories of the Company have been maintained in the ordinary course of business. All such inventories are owned free and clear of all Liens. All of the inventories recorded on the Current Balance Sheet consists of, and all inventories of the Company on the Closing Date will consist of, items of a quality usable or saleable in the normal course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of the Company in accordance with past practice.

     3.18 Accounts Receivable.
          -------------------

        (a) The Company has made available to Parent and its accountants a list of all accounts receivable of the Company as of September 30, 2000, together with a range of days elapsed since invoice. All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to September 30, 2000, as reflected on the books and records of the Company; provided, however, that the Financial Audit being conducted by the Company may result in changes in revenue recognition. No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount in any material respect has been made with respect to any of the Company's accounts receivable.

        (b) Schedule 3.18(b) sets forth the customers of the Company, as well as
            ----------------
the aggregate dollar amount of business between the customer and the Company, from the beginning of fiscal year 1999 to date. The Company has not received any customer complaints that the Company has not been able to address to the satisfaction of the complainant.

     3.19 Minute Books. The minutes of the Company made available to counsel for
          ------------
Parent are the only minutes of the Company and contain accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its Shareholders or actions by written consent since the time of incorporation of the Company.

     3.20 Environmental Matters.
          ---------------------

        (a) Hazardous Material. The Company has not: (i) operated any
            ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon, or any other substance that may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

         (b) Hazardous Materials Activities. The Company has not transported,
             ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (c) Permits. The Company currently holds all environmental approvals,
            -------
permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted and as currently contemplated to be conducted.

        (d) Environmental Liabilities. No action, proceeding, revocation
            -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company or Principal Shareholder, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor Principal Shareholder have any Knowledge of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     3.21 Brokers' and Finders' Fees; Third Party Expenses. The Company has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Schedule 3.21 sets
                                                           -------------
forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 6.4(a) below) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     3.22 Employee Benefit Plans and Compensation.
          ---------------------------------------

         (a) Definitions. For all purposes of this Agreement, the following
             -----------
terms shall have the following respective meanings:

     "Affiliate" shall mean any other person or entity under common control with
      ---------
the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

     "Company Employee Plan" shall mean any plan, program, policy, practice,
      ---------------------
contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, the Plan, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of
      -----
1985, as amended.

     "DOL" shall mean the United States Department of Labor.
      ---

     "Employee" shall mean any current or former employee, consultant or
      --------
director of the Company or any Affiliate.

     "Employee Agreement" shall mean each management, employment, severance,
      ------------------
consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.
      ----

     "International Employee Plan" shall mean each Company Employee Plan that
      ---------------------------
has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

     "IRS" shall mean the United States Internal Revenue Service. ---
      ---

     "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which
      ------------------
is a "multiemployer plan", as defined in Section 3(37) of ERISA.

     "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.
      ----


     "Pension Plan" shall mean each Company Employee Plan which is an "employee
      ------------
pension benefit plan," within the meaning of Section 3(2) of ERISA.

         (b) Schedule. Schedule 3.22(b) contains an accurate and complete list
             --------  ---------------
of each Company Employee Plan and each Employee Agreement under each
Company Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Schedule 3.22(b) also sets
                                                      ----------------
forth a table setting forth the name and salary of each employee of the Company.


        (c) Documents. The Company has provided to Parent (i) correct and
            ---------
complete copies of all documents embodying each Company Employee Plan and each Employee Agreement, including (without limitation) all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vi) all material written agreements and contracts relating to each Company Employee Plan, including without limitation administrative service agreements and group insurance contracts, (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (ix) all COBRA forms and related notices, (x) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (xi) the three (3) most recent Plan years discrimination tests for each Company Employee Plan, and (xii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.


     (d)    Employee Plan Compliance. The Company has performed all obligations
            ------------------------
required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company or Principal Shareholder, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Surviving Corporation, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or Principal Shareholder, or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

        (e) No Pension Plans. Neither the Company nor any other Affiliate has
            ----------------
ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

        (f) Multiemployer and Multiple Employer Plans. At no time has the
            -----------------------------------------
Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate has at any time maintained, established, sponsored, participated in, or contributed to any multiple employer plan, as described in Section 413(c) of the Code.

        (g) No Post-Employment Obligations. No Company Employee Plan provides,
            ------------------------------
or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

        (h) Effect of Transaction. The execution of this Agreement and the
            ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

        (i) Employment Matters. The Company: (i) is in compliance in all
            ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company or Principal Shareholder, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

        (j) Labor. No work stoppage or labor strike against the Company is
            -----
pending or, to the Knowledge of the Company or Principal Shareholder, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company or Principal Shareholder, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including without limitation charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or

                                      -34
union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

        (k) International Employee Plan. The Company does not now have, nor has
            ---------------------------
it ever had, the obligation to maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

        (l) No Interference or Conflict. To the Knowledge of the Company or
            ---------------------------
Principal Shareholder, no Shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. To the Knowledge of the Company or Principal Shareholder, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will in any material respect conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.


     3.23 Insurance. Schedule 3.23 lists all insurance policies and fidelity
          ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor Principal Shareholder has any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     3.24 Compliance with Laws. The Company has complied with, is not in
          --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except for such violations which are immaterial, individually and in the aggregate.

     3.25 Warranties; Indemnities. Except for the warranties and indemnities
          -----------------------
contained in those contracts and agreements set forth in Schedule 3.12(h) and
                                                         ----------------
warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     3.26 Complete Copies of Materials. The Company has delivered true and
          ----------------------------
complete copies of each document (or summaries of same) that has been requested by Parent or its counsel, including but not limited to, all of the Company's contracts, leases, insurance policies, tax returns, customer and business files, books and records, software documentation (other than the source code, which should be delivered at closing), operating budgets and forecasts.

     3.27 Voting Agreements. To the Knowledge of the Company and Principal
          -----------------
Shareholder, each of the Shareholders that are parties to the Voting Agreements as listed on Schedule 3.27 has the requisite capacity, power and authority to
             -------------
enter into such agreements and to consummate the transactions contemplated thereby. To the Knowledge of the Company and Principal Shareholder, each Voting Agreement has been duly executed and delivered by such Shareholders and constitutes a valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms.


     3.28 Powers of Attorney. There are no outstanding powers of attorney
          ------------------
executed on behalf of the Company and/or the Principal Shareholder relating to the business of the Company.

     3.29 Representations Complete. None of the representations or warranties
          ------------------------
made by the Company or Principal Shareholder, nor any financial statement, other written financial information or statements made in any exhibit, Schedule or certificate furnished by the Company or Principal Shareholder pursuant to this Agreement, or to the extent prepared by the Company or the Principal Shareholder furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no event, fact or condition that has caused, or that reasonably could be expected to cause, a Company Material Adverse Effect, that has not been set forth in this Agreement or the Disclosure Schedules. The financial projections relating to the Company that were delivered to Parent prior to the date of this Agreement and are contained in Schedule 3.29 ("Financial Projections")
                               -------------
constitute a reasonable estimate of the information purported to be shown therein as of the date thereof. The Company prepared such projections in good faith based upon reasonable assumptions, and believes that there is a reasonable basis for such projections. The Company is not aware of any fact or information that would lead it to believe that the Financial Projections are misleading in any respect.

                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub hereby represent and warrant to the Company and the Principal Shareholder that on the date hereof as follows:

     4.1 Organization, Standing and Power. Parent is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of the State of Israel. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as currently conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect"); provided,
--------
however, changes in the trading price of Parent Shares (in and of itself) shall
-------
not be deemed a Parent Material Adverse Effect.


     4.2 Authority. Each of Parent and Sub has all requisite corporate power and
         ---------
authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and/or Sub. As of the date hereof, this Agreement and the Merger have been approved by the Board of Directors of Parent. This Agreement and any Related Agreement to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.3 Capital Structure.
         -----------------

         (a) As of November 30, 2000, the authorized share capital of Parent consisted of 19,230,800 ordinary shares, nominal value NIS 0.13 per share, of which 10,777,023 shares were issued and outstanding as of November 30, 2000. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, 0.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, are not subject to preemptive rights created by statute, the Articles of Association of Parent as currently in effect or any agreement to which Parent is a party or by which it is bound, and have been issued in compliance with federal and state securities laws.

         (b) The Merger Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Articles of Association of Parent or Articles of Incorporation or Bylaws of Sub or any agreement to which Parent or Sub is a party or is bound and will be issued in compliance with federal and state securities laws as well as laws of the State of Israel applicable to Parent.

     4.4 No Conflict. The execution and delivery by each of Parent and Sub of
         -----------
this Agreement and any Related Agreements to which Parent and Sub are party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Articles of Association of the Parent, Articles of Incorporation or Bylaws of the Sub, each as amended, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or Exchange Act, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect.

     4.5 Consents. No consent approval, order or authorization of or
         --------
registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger (or similar instrument) in California and Delaware as provided in Section 2.2, (ii) the filing, if any, of a Form 6-K with the Commission and with National Association of Securities Dealers ("NASD"), (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

     4.6 SEC Documents; Parent Financial Statements. Parent has made available
         ------------------------------------------
to the Company a true and complete copy of its annual report on Form 20-F for the year 1999 and other reports and registration statements filed by Parent with the SEC since the completion of its initial public offering in April 1999, including the Form 6-K containing the financial statements of Parent for the quarter ended September 30, 2000 (the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, to the extent permitted by the Exchange Act or regulations promulgated thereunder) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments).

     4.7 No Undisclosed Liabilities. The Parent has no liabilities,
         --------------------------
indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) have not been adequately reflected in its balance sheet dated as of September 30, 2000, or (ii) have not arisen in the ordinary course of business consistent with past practices since September 30, 2000 and which are not, individually or in the aggregate, material.

     4.8 Litigation. There is no action, suit, claim or proceeding of any nature
         ----------
pending, or to the knowledge of the Parent, threatened against the Parent, its properties (tangible or intangible) or any of its officers or directors, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the knowledge of the Parent, threatened against the Parent, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Parent to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

     4.9 No Parent Material Adverse Effect. Since September 30, 2000, there has
         ---------------------------------
been no event affecting the Company which would constitute or be reasonably deemed to result in a Parent Material Adverse Effect.

                                   SECTION 5

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 Conduct of Business of the Company. During the period from the date o
         ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company and Principal Shareholder agree to cause the Company, except to the extent that Parent shall otherwise consent in writing, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any event involving the Company that is likely to have a Material Adverse Effect. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

         (a) make any capital expenditures or enter into any capital expenditure commitment or transaction exceeding $25,000 individually or $100,000 in the aggregate;

         (b) (i) except for ordinary course customer transactions, sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) except for ordinary course licensing transactions, buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) except for ordinary course customer transactions, enter into any agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in any material respect pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

         (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

         (d) amend or otherwise modify in any material respect (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

         (e) commence or settle any litigation;

         (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, or split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options and distribution to Shareholders for amounts in the Accumulated Adjustments Account as defined in section 1368(e) of the Code and the regulations thereunder (or an equivalent amount if such account is not required to be maintained) not exceeding $200,000;

         (g) issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Common Stock or any other form of capital stock, or securities convertible into, or subscriptions, rights, warrants or options to acquire, shares of Company Common Stock or other form of capital stock, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of shares of Company Common Stock upon the exercise of outstanding Company Options and for issuance of the Pre-Merger Option Grants;

         (h) cause or permit any amendments to its Articles of Incorporation or Bylaws;

         (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

         (j) sell, lease, license or otherwise dispose of any of the Company's properties or assets except for ordinary course customer transactions;

         (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

         (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

         (m) grant any severance or termination pay (i) to any director or officer of the Company, or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

         (n) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates or other compensation of its employees except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Disclosure Schedule;

         (o) revalue any of its assets, including without limitation writing down the value of inventory (except as a result of the financial audit currently being conducted) or writing off notes or accounts receivable other than in the ordinary course of business;

         (p) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case, or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

         (q) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or change the accounting methods or practices (including any changes in depreciation or amortization policies or notes) by the Company other than as required by GAAP;

         (r) enter into any strategic alliance or joint marketing arrangement or agreement;

         (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Pre-Merger Options, or amend, modify or waive any term or provision of any stock restriction or repurchase agreement to which the Company is party, or reprice options granted under any employee, consultant, director or other stick plans or authorize cash payments in exchange for any options granted under any such plans;

         (t) hire or terminate any employees, or encourage any employees to resign from the Company; or

         (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(t) above, or any other action that would make any of the representations or warranties of the Company and Principal Shareholder untrue or incorrect or result in any of the conditions to the Merger set forth in Section 7 not being satisfied or prevent the Company or

Principal Shareholder from performing or cause the Company or Principal Shareholder not to perform their respective covenants hereunder.

     5.2 No Solicitation. Until the earlier of (a) the Effective Time, or (b)
         ---------------
the date of termination of this Agreement pursuant to the provisions of Section
9.1 hereof, neither the Company, nor Principal Shareholder shall (nor shall the Company or Principal Shareholder permit, to the extent legally possible, any of the Company's officers, directors, employees, Shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees:

         (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all, substantially all, or any significant portion of the Company's business, properties or technologies, or any portion of the Company's capital stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction;

         (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access; or

         (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company capital stock or assets of the Company.

         In the event that the Company, Principal Shareholder or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

     5.3 Status as an S corporation. The Company shall maintain its tax status
         --------------------------
as an S corporation up to the Effective Time and the Shareholders shall not revoke or otherwise terminate the election of the Company to be treated as an S corporation.

     5.4 Financial Statements. The Company shall use its best efforts to deliver
         --------------------
to Parent as soon as practicable, but in any event no later than December 31, 2000, the audited financial statements of the Company for the years ended December 31, 1998 and 1999 and the reviewed unaudited financial statements of the Company for the nine months ended September 30, 2000 ("Audited and Reviewed Financial Statements").

                                   SECTION 6

                              ADDITIONAL AGREEMENTS

     6.1 Preparation of Information Statement. As soon as practicable after the
         ------------------------------------
execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement for the Shareholders of Company to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the Merger Shares to be received by the holders of Company Common Stock in the Merger. Parent and Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that the Company Shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Shareholders of Company. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

     6.2 Access to Information. The Company shall afford Parent and its
         ---------------------
accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all employees of the Company as identified by Parent; provided, however, that the
                                                  --------  -------
Company shall not be required to provide its source code until the Closing. The Company agree to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

     6.3 Confidentiality. Each party agrees that the non-public information
         ---------------
obtained in any investigation pursuant to Section 6.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the letter agreement between the parties dated October 2000.

     6.4 Expenses.
         --------

         (a) Except as set forth in Section 6.4(b), whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger and the Asset Acquisition Agreement, including without limitation all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

         (b) In the event the Merger is consummated, the Parent or Surviving Corporation shall be responsible for all Third Party Expenses incurred by the parties hereto; provided, however, that portion of Third Party Expenses of the Company in excess of $300,000 shall be deducted from the Cash Consideration to be distributed to Shareholders at the Effective Time.

     6.5 Public Disclosure. Prior to the Effective Time, no disclosure (whether
         -----------------
or not in response to an inquiry) shall be made by any party regarding the subject matter of this Agreement, the Merger or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the written consent of the Parent prior thereto.

     6.6 Consents. The Company shall obtain the consents, waivers and approvals
         --------
under any of the Contracts as may be required in connection with the Merger so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

     6.7 Exemption from Federal Registration; California Blue Sky. The parties
         --------------------------------------------------------
expect that the Merger Shares to be issued in connection with the Merger will be issued in a private placement transaction exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act and the securities laws of the State of California.

     6.8 Company Options; Commission Filing. Parent shall take all corporate
         ----------------------------------
action necessary to reserve for issuance a sufficient number of Parent Shares for delivery under the Substituted Options. Within sixty (60) days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form, with respect to the Parent Shares subject to the Substituted Options and shall use its reasonable commercial efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as the Company Options remain outstanding.

     6.9 Board of Directors. Following the Closing of the Merger, Parent shall
         ------------------
nominate the Principal Shareholder for a seat on the Board of Directors of Parent.

     6.10 Termination of 401(k) Plan. Company shall terminate, effective as of
          --------------------------
the day immediately preceding the Effective Time: (i) any and all group severance, separation or salary continuation plans, programs, or arrangements, and (ii) any and all 401(k) plans, unless Parent provides notice to Company that such 401(k) plan(s) shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) and/or program(s) have been terminated pursuant to resolutions the Company's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Effective Time.

     6.11 Employee Benefits. From and after the Effective Time, Company
          -----------------
employees will be provided with employee benefits that are substantially similar as those provided to employees of Parent who are similarly situated. Parent shall cause employees of Company to be credited with service with Company for purposes of eligibility and vesting under each employee benefit plan maintained by Parent or the Sub after the Effective Time to the extent of their service with Company; provided, however, that such service shall not be recognized to the extent that -------- ------- such recognition would result in duplication of benefits.


     6.12 Employment-Related Matters. The Company shall use commercially
          --------------------------
reasonable efforts to cause each of its employees to accept the offer of employment made by Parent, including without limitation executing and delivering Parent's standard confidentiality, proprietary information and assignment of inventions agreement, and shall use its best effort to cause each to execute the Employment Agreement.

     6.13 Shareholder List. As of a date which is two days prior to the Closing
          ----------------
Date, the Company shall provide Parent and its counsel with a statement certified by the Chief Executive Officer of the Company setting forth any changes which would have been required to be set forth on Schedules 3.2(a) and 3.2(b) as if such had been made and delivered as of the Closing Date (the "Updated Capitalization Certificate").

     6.14 Shareholder Approval.
          --------------------

          (a) The Company shall use its best efforts to obtain, as promptly as practicable, the requisite shareholder approval the Agreement, the Merger and consummation of the transaction contemplated hereby in accordance with applicable law.

          (b) The Company, acting through its Board of Directors, shall include in the Information Statement the unanimous recommendation of its Board of Directors that the Shareholders vote in favor of the adoption of this Agreement and the approval of the Merger.

         (c) The Company shall ensure that the Information Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided the Company shall not be responsible for the accuracy or completeness of any information furnished by Parent or Sub expressly for inclusion in the Information Statement.

         (d) The adoption of this Agreement and the approval of the Merger by the Shareholders shall constitute approval of this Agreement, (including the provisions of Section 8 hereof) and the Escrow Agreement and of all of the arrangements relating thereto, including without limitation, the placement of the escrow Shares into escrow and the appointment of the Shareholder Representative.

         (e) Parent and Sub shall ensure that any information furnished by such party to the Company expressly for inclusion in the Information Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     6.15 Source Code. The Company shall deliver to Parent the source code for
          -----------
all Company software on or immediately prior to the Closing Date.

     6.16 FIRPTA Compliance. On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent (the "FIRPTA Compliance Certificate") for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     6.17 Reasonable Efforts. Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture
--------  -------
by Parent or the Company, or any of Parent's subsidiaries or affiliates, of shares of capital stock, or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     6.18 Notification of Certain Matters.
          -------------------------------

        (a) The Company and Principal Shareholder, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Principal Shareholder, respectively, and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company or Principal Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
           --------  -------
Section 6.19 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice, or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or Principal Shareholder pursuant to this Section 6.19, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         (b) The Company shall deliver to Parent as soon as practicable, but in any event within 15 calendar days after the end of each monthly accounting period beginning with the month ended October 31, 2000 and ending with the monthly accounting period occurring before the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, an unaudited pro forma balance sheet and a statement of operations for the Company, which financial statements shall be prepared in the ordinary course of business, in accordance with the Company's books and records and GAAP (except that such financial statements need not contain the footnotes required by GAAP) and shall fairly present the consolidated financial position of the Company as of their respective dates and the results of the Company's operations for the periods then ended.

     6.19 Certain Tax Matters.
          -------------------

          (a) Parent and the Surviving Corporation shall prepare (or cause to be prepared), and the Surviving Corporation shall timely file, all Tax Returns for Company that are required to be filed after the Closing Date and that relate to any Taxable period (or portion thereof) ending on or before the Closing Date ("Pre-Closing Tax Returns"). The Shareholder Representative shall have the right to review and comment on each Pre-Closing Tax Return and shall be furnished with a preliminary copy of each Pre-Closing Tax Return, in draft form, at least ten
(10) business days prior to the filing thereof.

         (b) Parent, the Surviving Corporation, Company, the Shareholder Representative and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Pre-Closing Tax Returns pursuant to the preceding subsection and any audit, litigation or other proceeding with respect to Taxes relating to the Company, the Surviving Corporation or the transactions contemplated by this Agreement.

         (c) Parent will notify each Shareholder when it believes it has become a PFIC. Parent will provide to Company shareholders such information as is reasonably necessary for Shareholder to make a qualified electing fund election and to meet its ongoing requirements under section 1295 of the Code and the regulations thereunder.

         (d) In connection with the purchase and sale of Company Common Stock pursuant to this Agreement, each Shareholder shall join with Parent in making a timely election under Section 338(h)(10) of the Code and any corresponding elections under state and local tax laws (collectively, the "Election") with respect to the acquisition of Company Common Stock. In pursuance thereof, each Shareholder, immediately prior to the Effective Time, shall execute and provide to Parent a joint election on Form 8023 for the Company under Section 338(h)(10) of the Code, under Treasury Regulation Section 1.338(h)(10)-1T(c)(2) and under any applicable similar provisions of state law. Such election and documentation shall be in a form reasonably satisfactory to Parent. Parent and each Shareholder shall report the acquisition of Company Common Stock pursuant to this Agreement consistent with the Election. In connection with the Election, within 90 days after Closing, Parent shall provide to the Shareholder Representative a schedule which sets forth the proposed allocation of the purchase price attributable to the Company Common Stock among the assets of the Company. Such allocation shall be made in accordance with Section 338(h)(10) of the Code and any applicable Treasury Regulations.

     6.20 Additional Documents and Further Assurances. Each party hereto, at the
          -------------------------------------------
request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

                                   SECTION 7

                            CONDITIONS OF THE MERGER

     7.1 Conditions to Obligations of Each Party to Effect the Merger. The
         ------------------------------------------------------------
respective obligations of the Company, Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date and the Effective Time of the following conditions:

         (a) Shareholder Approval. This Agreement and the Merger shall be
             --------------------
approved and adopted by the Shareholders of Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

         (b) No Order. No Governmental Entity shall have enacted, issued,
             --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining
             ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending

         (d) Agreement of Merger. The Agreement of Merger shall have been filed
             -------------------
with, and accepted by, the Secretary of State of the States of California and Delaware.

     7.2 Conditions to the Obligations of Parent and Sub. The obligation of
         -----------------------------------------------
Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) Representations, Warranties and Covenants. (i) The representations
             -----------------------------------------
and warranties of the Company and Principal Shareholder in this Agreement (other than the representations and warranties of the Company and Principal Shareholder as of a specified date, which will be true and correct as of such date) shall be true and correct on the date hereof and on and as of the Closing Date and as of the Effective Time as though such representations and warranties were made on and as of the Closing Date or the Effective Time as the case may be, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have a Company Material Adverse Effect; provided, however, that, for purposes of determining
                         --------  -------
the accuracy of such representations and warranties, all material adverse change and qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, and (ii) each of the Company and Principal Shareholder shall have performed and complied with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the date hereof, Closing Date or Effective Time as the case may be.

         (b) Third Party Consents. Parent shall have been furnished with
             --------------------
     evidence satisfactory to it that the Company has
obtained all consents, waivers, approvals, and assignments listed in Schedule
                                                                     --------
7.2(b).
------

         (c) No Material Adverse Change. There shall not have occurred any event
         --------------------------
or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect since the date of this Agreement.

         (d) Individual Shareholder Agreement. Each of the Non-Employee
             --------------------------------
Shareholders shall have executed and delivered to Parent an Individual Shareholder Agreement, in the forms attached as Exhibit D.
                                                ---------

         (e) Krooss Employment Agreement. Principal Shareholder shall have
             ---------------------------
executed the Krooss Employment Agreement, in the form attached as Exhibit B.

         (f) Employment Agreement. The specific employees set forth in paragraph
             --------------------
(a) of Schedule 1.1(g) and 90% of employees set forth in paragraph (b) of
Schedule 1.1(h) shall have executed an Employment Agreement with Parent, in the forms attached as Exhibit C.
                  ---------

         (g) Limitation on Number of Parent Shares. The total number of Merger
             -------------------------------------
Shares and Parent Shares issuable upon exercise of the Substituted Options shall not exceed 20% of the number of Parent Shares outstanding or 20% of the voting power outstanding immediately prior to the Closing.

         (h) Dissenting Shares. The number of shares of Company Common Stock as
             -----------------
to which the holders thereof have properly exercised, or reasonably appear to have properly exercised, or which have the right to properly exercise, dissenters rights with respect to the Merger do not exceed 5% of the total number of shares of Company Common Stock at the Effective Time.

         (i) Company Legal Opinion. Parent shall have received a legal opinion
             ---------------------
from Pillsbury, Madison & Sutro, legal counsel to the Company, substantially in the form attached hereto as Exhibit G.
                            ---------

         (j) Termination of 401(k) Plan. Parent shall have received from the
             --------------------------
Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time

         (k) Certificate of the Company and Principal Shareholder. Parent shall
             ----------------------------------------------------
have received a certificate, validly executed by Principal Shareholder and the Chief Executive Officer of the Company for and on its behalf, to the effect of Section 7.2(a) and that the conditions to the obligations of Parent and Sub set forth in this Section 7.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

         (l) Certificate of Secretary of Company. Parent shall have received a
             -----------------------------------
certificate, validly executed by the Secretary of the Company, certifying as to
(i) the correct form and effectiveness of the Articles of Incorporation and the Bylaws of the Company, each as amended to date, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Shareholders approving this Agreement, the Merger and the consummation of the transactions contemplated hereby.

         (m) Certificate of Good Standing. Parent shall have received
             ----------------------------
certificates of good standing of the Company - from the Secretary of State of the State of California, dated within a reasonable period prior to the Closing.

         (n) FIRPTA Certificate. Parent shall have received a copy of the FIRPTA
             ------------------
Compliance Certificate, validly executed by a duly authorized officer of the Company.

         (o) Source Code. Parent shall have received the source code of the
             -----------
Company's software.

     7.3 Conditions to Obligations of the Company and Principal Shareholder. The
         ------------------------------------------------------------------
obligations of the Company and Principal Shareholder to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date and the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) Representations, Warranties and Covenants. (i) The representations
             -----------------------------------------
and warranties of Parent and Sub in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) shall be true and correct on the date hereof, and true and accurate in all material respects (except representations and warranties qualified by materiality which shall be correct in all respects) on the Closing Date and as of the Effective Time as though such representations and warranties were made on and as of such Closing Date and Effective Time, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have a Parent Material Adverse Effect; provided,
                                                                 --------
however, that, for purposes of determining the accuracy of such representations
-------
and warranties, all material adverse change and qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, and (ii) each of Parent and Sub shall have performed and complied with in all material respects all covenants and obligations of this Agreement required to be performed and complied with by it as of the date of this Agreement, Closing Date and the Effective Time.

         (b) Certificate of Parent. The Company shall have received a
             ---------------------
certificate executed on behalf of Parent by the Chief Executive Officer to the effect of Section 7.3(a) as of the Closing and that the conditions to the obligations of Parent and Sub set forth in this Section 7.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

         (c) No Material Adverse Change. There shall not have occurred any event
             --------------------------
or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect since the date of this Agreement.

         (d) Parent Legal Opinion. The Company shall have received legal
             --------------------
opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation
and Ronen Barak-Tamar Ben-Porath, legal counsel to Parent, substantially in the forms attached as Exhibit H.
                  ---------

                                   SECTION 8

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

     8.1 Survival of Representations, Warranties and Covenants. The
         -----------------------------------------------------
representations and warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the 12-month anniversary of the Closing Date; provided, however,
                                                           --------  -------
that the representations and warranties of the Company contained in the following Sections shall survive indefinitely and until the expiration of the applicable statute of limitations, respectively: Section 3.1 (Organization of the Company); Section 3.2 (Company Capital Structure); Section 3.3 (Authority);
Section 3.9 (Tax Matters); and Section 3.12 (Intellectual Property) (the "Surviving Representations") The date as to which the effectiveness of a particular representation and warranty terminates under this Section 8.1 shall be the "Indemnification End Date" for such representation and warranty. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Effective Time. The covenants contained in Section 6.19 (Tax Matters) shall survive indefinitely subject to applicable statue of limitations.

     8.2 Indemnification by Shareholders.
         -------------------------------

         (a) Subject to the limitations set forth in Section 8.3 and Section 8.4, the Company and each Shareholder shall, severally and not jointly, indemnify, save and hold Parent and its directors, officers, employees, successors, transferees and assignees, and its respective representatives (each, a "Parent Indemnified Party"), harmless from and against any and all costs, out-of-pocket losses, charges, liabilities, obligations, actual damages, lawsuits, actions, judgments, deficiencies, demands, fees, claims, settlements and expenses, including, without limitation, interest, penalties, attorneys' fees and expenses, all amounts paid in the investigation, defense or settlement of any of the foregoing and costs of enforcing this indemnity (collectively, "Damages"), incurred or suffered in connection with, arising out of, resulting from or relating or incident to:

            (1) any untruth, inaccuracy or incorrectness of, or other breach of, any representation or warranty in Section 3 of this Agreement or Section 4 of the Asset Acquisition Agreement; and

            (2) the nonfulfillment, nonperformance, nonobservance or other breach or violation of, or default under, any covenant or agreement made by the Company in or pursuant to this Agreement or the Asset Acquisition Agreement.

         (b) The claims for indemnity by Indemnified Parties pursuant to this
Section 8.2 are referred to as "Parent Indemnity Claims." The indemnity provided for in this Section 8.2 is not limited to Third-Party Claims (as hereinafter defined) against any Parent Indemnified Party, but includes Parent Indemnity Claims incurred or sustained by any Parent Indemnified Party in the absence of Third-Party Claims.

         (c) Defense of Claims. If a Parent Indemnity Claim is made, Parent
             -----------------
shall give written notice (a "Claim Notice") to the Shareholder
Representative as soon as practicable after the Parent Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.2. The failure of the Parent Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Company demonstrates actual damage caused by such failure. In the case of a Parent Indemnity Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third Party Claim"), the Shareholder Representative shall be entitled to take control of the defense and investigation of such Third-Party Claim and to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Parent to handle and defend the same, and to compromise or settle such Parent Indemnity Claim, which compromise or settlement shall be made only with the written consent of the Parent Indemnified Party, such consent not to be unreasonably withheld or delayed. For purposes of the preceding sentence, it shall not be deemed unreasonable for the Parent Indemnified Party not to consent to a compromise or settlement by the Shareholder Representative valued in excess of the Aggregate Consideration. In the event the Shareholder Representative elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 8.2(c), the Parent Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim. If the Shareholder Representative fails to assume the defense of such Third-Party Claim in accordance with this Section 8.2 within 10 calendar days after receipt of the Claim Notice, the Parent

Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Company Shareholder Representative) have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Shareholders; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed. The expenses of all proceedings, contests or lawsuits in respect of such Parent Indemnity Claims (other than as specifically stated to the contrary herein) shall be borne by the Shareholders. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. Such cooperation shall include the providing of records and information which are relevant to such Third Party Claim and making employees and officers available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as a witness or respond to legal process. In the case of a claim for indemnification in respect of a Third Party Claim, (a) if (and to the extent) the Indemnified Party is entitled to be indemnified under this Agreement in respect of the Third Party Claim, then within ten (10) days after the occurrence of a final non-appealable determination with respect to such Third Party Claim, the Shareholder Representative shall notify the Escrow Agent, who shall pay the Indemnified Party out of the value of the Escrow Shares, the amount of any Damages (or such portion thereof as a party shall be responsible for pursuant to the provision hereof), subject to the limitations set forth in Section 8.3; and (b) in the event that any Damages incurred by the Indemnified Party do not involve payment by any party of a Third Party Claim, then if (and to the extent) the Indemnified Party is entitled to be indemnified under this Agreement against such Damages, the Shareholder Representative shall notify the Escrow Agent, who shall within 10 days after agreement on the amount of Damages or the occurrence of a final non-appealable determination of such amount pay to the Indemnified Party, in immediately available funds, the amount of such Damages (for such portion thereof), subject to the limitations set forth in Section 8.3.

         (d) Parent Indemnity Claims shall be satisfied (i) first by the return to Parent of Escrow Shares, and (ii) to the extent the value of the Escrow Shares is insufficient to cover such claims, by payment of cash from the Principal Shareholder and the Trust, in each case within ten (10) days of the delivery of notice by a Parent Indemnified Party of the nature and amount of the Parent Indemnity Claims. provided, however, that to the extent a Parent
                         --------  -------
Indemnity Claim arises as a result of the breach of the representation contained in Section 3.9(b)(17), such Parent Indemnity Claim shall be satisfied by the return to Parent of the Additional Escrow Shares within ten (10) days of the delivery of notice to the Principal Shareholder by a Parent Indemnified Party of the nature and amount of the Parent Indemnity Claims. For purposes of satisfying Parent Indemnity Claims and for purposes of Section 8, each of the Escrow Shares shall be valued at the Closing Stock Price. The Shareholder Representative, acting on behalf of the Shareholders, may elect to pay cash in lieu of the obligations set forth in this paragraph.

     8.3 Limitations on Indemnity.
         ------------------------

         (a) Maximum Liability. The maximum aggregate amount of Damages for
             -----------------
which the Shareholders shall be severally and not jointly liable for Parent Indemnity Claims made pursuant to Section 8.2(a) hereof shall be an amount equal to the total of (i) value of the Escrow Shares contributed by Shareholders other than the Principal Shareholder and the Trust (calculated based on the Closing Stock Price) plus
(ii) the portion of Aggregate Consideration distributable to the Principal Shareholder and the Trust; provided, however, that the Parent Indemnity Claims
                           --------  -------
relating to any breach of the representation contained in Section 3.9(b)(17) shall be limited to the Additional Escrow Shares or cash deposited in the Escrow in lieu thereof.

         (b) Individual Liability. Each Shareholder (other than the Principal
             --------------------
Shareholder and the Trust)'s liability under this Section 8 shall not exceed the value of that Shareholder's portion of the Escrow Shares (calculated based on the Closing Stock Price). The liabilities of each of the Principal Shareholder and the Trust under this Section 8 shall not exceed such party's share of the Aggregate Consideration.

         (c) Indemnity Threshold. Except as otherwise provided in the
             -------------------
immediately following sentence, no Indemnified Party shall seek, or be entitled to, indemnification from the Company or the Shareholders pursuant to
Section 8.2(a) until the aggregate amount of Damages incurred or suffered by all Indemnified Parties under such section exceeds $250,000 (the "Indemnity Threshold"), and once the Indemnified Parties have incurred or suffered aggregate Damages exceeding the Indemnity Threshold, the Indemnified Parties shall be entitled to indemnity for the entire amount of all Parent Indemnity Claims. Notwithstanding the foregoing, Damages incurred or suffered by the Parent Indemnified Party in connection with inaccuracies in the representations and warranties set forth in the Surviving Representations (Sections 3.1, 3.2, 3.3, 3.9 and 3.12) and any breach of the covenants and agreements of the Company and the Principal Shareholder contained herein shall be recoverable regardless of whether the Indemnity Threshold has been exceeded and shall not be taken into account when determining whether the Indemnity Threshold has been satisfied.

         (d) Termination. The indemnification obligations of the Shareholders
             -----------
under this Section 8 shall terminate as of the Indemnification End Date as defined in Section 8.1 (subject to the resolution of any pending claims made on or prior to such date).

     8.4 Tax Indemnification. In addition to the indemnification obligations set
         -------------------
forth in Section 8.2, each Shareholder shall, severally, be responsible for and pay and shall indemnify, save and hold harmless Parent (and each of its affiliates, successors and assigns) from and against (a) all Taxes imposed on the Company or for which the Company is liable with respect to (i) all periods ending on or prior to the Closing Date, or (ii) any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion, a "Pre-Closing Partial Period"); and (b) any costs or expenses with respect to the Taxes indemnified hereunder. For purposes of this Section 8.4, Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to any period (or portion thereof) ending after the Closing Date, but shall not include amounts which would have been paid but for the application of any credit or net operating or capital loss deductions attributable to any period (or portion thereof) ending on or before the Closing Date, except that the Parent Indemnity Claims relating to any breach of the representation contained in Section 3.9(b)(17) shall be
limited to the Additional Escrow Shares or cash deposited in the Escrow in lieu thereof. The indemnification provisions of this Section 8.4 shall not be subject to the limits on indemnification set forth in Section 8.3, except that the Parent Indemnity Claims relating to any breach of the representation contained in Section 3.9(b)(17) shall be limited to the Additional Escrow Shares or cash deposited in the Escrow in lieu thereof. At Shareholder Representative's option, all or any portion of any indemnification obligations of the Shareholders under this Section 8.4 may be satisfied by a return of Escrow Shares to Parent; provided, however, that the Escrow Shares shall not be the exclusive remedy for
--------  -------
such indemnification obligations.

                                   SECTION 9

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. Except as provided in Section 9.2 hereof, this Agreement
         -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

         (a) by mutual agreement of the Company and Parent;

         (b) by Parent or the Company if the Effective Time has not occurred by December 31, 2000; provided, however, that the right to terminate this Agreement
                   --------  -------
under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) by Parent, if it is not in material breach of its obligations under this Agreement, upon a material breach of any representation, warranty, covenant or agreement of the Company or Principal Shareholder contained in this Agreement such that the conditions set forth in Section 7.2 would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Company or Principal Shareholder, as applicable; provided,
                                                                       --------
however, that no cure period shall be required for a breach which by its nature
-------
cannot be cured; or

         (d) by the Company, if neither the Company nor Principal Shareholder is in material breach of its respective obligations under this Agreement, upon a material breach of any representation, warranty, covenant or agreement of Parent or Sub contained in this Agreement such that the conditions set forth in
Section 7.3 would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to Parent; provided,
                                                                  --------
however, that no cure period shall be required for a breach which by its nature
-------
cannot be cured.

     Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.


     9.2 Effect of Termination. In the event of termination of this Agreement as
         ---------------------
provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or Principal
Shareholder, or their respective officers, directors or Shareholders; provided,
                                                                      --------
however, that each party shall remain liable for any breaches of this Agreement
-------
prior to its termination; and provided further, however, that, the provisions of
                              -------- -------
Sections 6.3, 6.4 and 6.5 hereof, Section 10 hereof and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.


     9.3 Amendment. This Agreement may be amended by the parties at any time by
         ---------
execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 9.3, any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against the Shareholders including Principal Shareholder whether or not they have signed such amendment.

     9.4 Extension; Waiver. At any time prior to the Effective Time, Parent an
         -----------------
Sub, on the one hand, and the Company and the Shareholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 9.4, any extension or waiver signed by the Shareholder Representative shall be binding upon and effective against all Shareholders including Principal Shareholder whether or not they have signed such extension or waiver.

                                   SECTION 10

                               GENERAL PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

         (a)   if to Parent or Sub, to:

               7 Shenkar St., P.O. Box 2170
               Herzlia, 46120 Israel
               Attention: Ran Eisenberg
               Telephone No.: 972-9-970-9200
               Facsimile No.: 972-9-958-6099

               Optibase, Inc.
               3031 Tisch Way
               Plaza West, Suite 1
               San Jose, CA  95128
               Attention: Robert DeFeo
               Telephone No.: 408-260-6773
               Facsimile No.: 408-244-0545

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: John T. Sheridan, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811


         (b)   if to the Company or the Principal Shareholder, to:

                Viewgraphics, Inc.
                1250 Space Park Way
                Mountain View, CA 94043
                Attention: John Krooss
                Telephone No.: (650) 903-4900
                Facsimile No.: (650) 903-6388

                with a copy to:

                Pillsbury Madison & Sutro LLP
                50 Fremont Street
                San Francisco, CA 94104
                Attention: Linda C. Williams, Esq.
                Telephone No.: (415) 983-7334
                Facsimile No.: (415) 983-1200

         (c)   if to the Shareholder Representative or the Trust:

                John Krooss
                750 Linden Avenue
                Los Altos, CA 94022
                Telephone No.: (650) 949-4526

         (d)   if to the Escrow Agent:

               American Stock Transfer & Trust Company
               6201 15th Avenue, 3rd Floor
               Brooklyn, NY 11219
               Attention: Karen Lazar
               Telephone No.  (718) 921-3860
               Facsimile No.: (718) 921-8310


     10.2 Interpretation. The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the
          ----------------------------
Disclosure Schedule, the Related Agreements and the Confidentiality Letter Agreement dated October 2000 and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except that Parent or Sub may each assign its rights and delegate its obligations hereunder to its respective affiliates.

     10.5 Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable within applicable law, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Other Remedies. Any and all remedies herein expressly conferred upon a
          --------------
party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.7 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara
County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     10.8 Rules of Construction. The parties hereto agree that they have bee
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 Attorneys' Fees. If any action or other proceeding relating to the
          ---------------
enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, Parent, Sub, the Company, Principal Shareholder and the Trust have caused this Agreement to be signed, all as of the date first written above.


OPTIBASE LTD.                                                 VODKA ACQUISITION CORP.


By:                                                           By:
      -----------------------------------------------              ---------------------------------------------------
Name:     Ran Eisenberg                                       Name:     Robert DeFeo
Title:    Chief Executive Officer                             Title:    President


VIEWGRAPHICS  INCORPORATED                                    JOHN KROOSS


By:
      -----------------------------------------------         --------------------------------------------------------
Name:     John Krooss
Title:    President & Chief Executive Officer


                                                              KROOSS 2000 CHILDREN'S TRUST


                                                              By:
                                                                   ---------------------------------------------------
                                                                   Anne Libbin, Trustee

       [Optibase - Signature Page to Agreement and Plan of Reorganization]